UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2007

PAY88, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51793 (Commission File Number)	20-3136572 (IRS Employer Identification No.)

1053 North Barnstead Road
Barnstead, NH 03225
(Address of Principal Executive Offices, Zip Code)

(603) 776-6044
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007, Pay88, Inc., a Nevada corporation (the “Company” or “we”) entered into Subscription Agreements (the "Subscription Agreements") with 3 accredited investors ("Purchasers"), for the purchase and sale of $1,155,000 of Secured Convertible Promissory Notes of the Company (the “Notes”) for the aggregate purchase price of $750,000 (the “Note Financing”). The Company received net proceeds from the issuance of the Notes of $694,237. Pursuant to the terms of the Subscription Agreement, we also issued to the Purchasers warrants to purchase an aggregate of 2,310,000 shares of common stock of the Company, subject to adjustments for certain issuances and transactions. In accordance with the terms of the Subscription Agreement, additional Notes in the principal amount of $1,155,000 and the issuance of an aggregate of 2,310,000 additional warrants will be issued on or before the fifth business day after a registration statement covering the shares of common stock issuable upon conversion of the Notes is declared effective by the Securities and Exchange Commission.

The Notes

The Notes bear interest at the rate of prime plus 4% per annum, payable in either (a) cash equal to 110% of 8.33% of the initial principal amount of the Note or (b) absent any event of default, in shares of our common stock at the lesser of (i) $1.00 per share or (ii) 80% of the average of the closing bid prices of our common stock for the 20 trading days preceding the payment date. Said payments commence on March 12, 2008 and all accrued but unpaid interest and any other amounts due thereon is due and payable on March 12, 2009, or earlier upon acceleration following an event of default, as defined in the Notes.

All principal and accrued interest on the Notes is convertible into shares of our common stock at the election of the Purchasers at any time at the conversion price of $1.00 per share, subject to adjustment for certain issuances, transactions or events that would result in “full ratchet” dilution to the holders.

The notes contain default events which, if triggered and not timely cured (if curable), will result in a default interest rate of an additional 5% per annum. The Notes also contain antidilution provisions with respect to certain securities issuances, including the issuances of stock for less than $1.00 per share. In addition, we have to pay the Purchasers 120% plus accrued interest of the outstanding principal amount if we are no longer listed on the Bulletin Board, sell substantially all of our assets or Guo Fan is no longer our Chief Executive Officer.

The Warrants

As part of the financing, we also issued to each Purchaser an aggregate of 1,155,000 Class A Common Stock Purchase Warrants and 1,155,000 Class B Common Stock Purchase Warrants. The Class A Warrants are exercisable at a price of $0.81 per share at any time until September 12, 2012 and the Class B Warrants are exercisable at a price of $1.13 per share at any time until September 12, 2012. The warrants include a cashless exercise provision which is triggered after March 12, 2008 as well as “full ratchet” antidilution provisions with respect to certain securities issuances.

The option of each Purchaser, conversion of the Notes, or exercise the Warrants, is subject to the restriction that such conversion or exercise, does not result in the Purchaser beneficially owning at any one time more that 4.99% of our outstanding shares of common stock.

Security and Guarantees

Payment of the Notes along with our other obligations to the Purchasers is secured by all the assets of the Company and of our wholly-owned subsidiary Chongqinq Qianbao Technology Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Qianbao”). Such obligations are also secured by a pledge of all the shares we hold in Qianbao and 4,950,000 shares of Series A Preferred Stock (convertible into 13,860,000 shares of common stock) as well as personal guaranties of Guo Fan, the Chief Executive Officer and a director of the Company, and by Tao Fan, the Chief Executive Officer of Qianbao and Chief Operating Officer and a director of the Company.

Registration Statement

In connection with the transaction, we agreed to prepare and file with the Securities and Exchange Commission within 30 days following the closing a registration statement on Form SB-2 for the purpose of registering for resale all of the shares of common stock underlying the Notes. If we fail to file such registration statement within such time, or if the registration statement is not declared effective within 91 days from September 16, 2007, we must pay monthly liquidated damages in cash equal to 2% of the principal amount of the Notes and purchase price of the Warrants. The Purchasers were also granted standard piggyback registration rights along with certain demand registration rights.

Pursuant to the Subscription Agreements, we granted the Purchasers a right of first refusal with respect to proposed sale of equity or debt securities by the Company, subject to certain exceptions. The right is effective until the earlier of one year from the effective date of the Registration Statement or the date which the Notes are satisfied in full.

We also agreed that if at any time while the Notes or Warrants are outstanding, the Company issues or agrees to issue any common stock or securities convertible into common stock at a per share price or conversion price or exercise price without the consent of the Purchasers, then the Company agrees on each such occasion, additional shares of common stock issued to the Purchasers in connection with the Notes and the Warrants and the shares that remain outstanding at the time of the lower price issuance so that the average per share purchaser price of the shares of common stock issued to each Purchaser is equal to such other lower price.

It is anticipated that prior to the filing of the registration statement, the holders of the 5,000,000 shares of Series A Preferred Stock will convert their shares pursuant to the terms thereof into 14,000,000 shares of common stock.

We plan to use the net proceeds of the Notes to expand our operations.

 Lock-Up Agreements

As a condition to the issuance of the Notes, we have entered into agreements with Guo Fan and Tao Fan, affiliates of the Company, and three other individuals pursuant to which each of them has agreed not to sell any shares of our common stock prior to 365 calendar days after the registration statement covering registering for resale all of the stock underlying the Notes has been declared effective, or until the Notes are no longer outstanding. The foregoing summary of said agreements is qualified in its entirety by the form of that agreement which has been filed as Exhibit 10.5 to this Current Report.

  The foregoing description of the Notes, the Warrants, the Subscription Agreements, the Security Agreement, the Guarantee, and the Lock Up Agreements does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Notes, the Warrants, the Security Agreement, and the Guarantee, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Subscription Agreements executed in connection therewith contain representations to support the Company's reasonable belief that each of the Purchasers had access to information concerning its operations and financial condition, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

The Company also issued an aggregate of 8,000,000 shares of common stock to two consultants in consideration for services rendered. These issuances were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. 3,887,000 of said shares will be included in the Registration Statement described in item 1.01.

As of the date of this Current Report, the Company has 18,100,000 shares of common stock issued and outstanding and 5,000,000 shares of Series A Convertible Preferred Stock which are convertible into 14,000,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Note

4.2	Form of Class A and Class B Warrant

10.1	Subscription Agreement dated September 12, 2007, between Pay88,Inc. and the Purchasers named on the signature page thereto.

10.2
Security Agreement dated September 12, 2007, by and between the Purchasers named on the signature page thereto , Barbara R. Mittman, as Collateral Agent for the Purchasers and Pay88,Inc. and Chongqing Qianbao Technology Ltd., as Debtors.

10.3
Collateral Agent Agreement dated September 12, 2007 by and between the Purchasers named on the signature page thereto, Barbara R. Mittman, as Collateral Agent for the Purchasers and the Company and Chongqing Qianbao Technology Ltd., as Debtors.

10.4	Form of Guaranty

10.5	Form of Lock Up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY88, INC.

Date: September 17, 2007	By:	/s/ Guo Fan
Name: Guo Fan
Title: President and Chief Executive Officer